                          [RENAISSANCERE LOGO OMITTED]

               CEO OF RENAISSANCERE RECEIVES WELLS NOTICE FROM SEC

PEMBROKE, BERMUDA, JULY 25, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that James N. Stanard, the Company's Chairman and Chief
Executive Officer, has received a "Wells Notice" from the staff of the U.S.
Securities and Exchange Commission (the "SEC") in connection with the SEC's ongoing investigation into the restatement of the Company's financial statements. Under the SEC's procedures, the Wells Notice indicates that the staff of the SEC intends to recommend that the SEC bring a civil enforcement action against Mr. Stanard alleging violations of federal securities laws.
Recipients of Wells Notices have the opportunity to respond to the SEC staff before any formal recommendation is made. The Company understands the SEC staff has separately sent a Wells Notice to Michael W. Cash, a former officer of the
Company. As previously announced, the Company continues to cooperate with the
SEC and other governmental agencies in their investigations.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2)
Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the
Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the
period ending March 31, 2005.

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INVESTOR CONTACT:                                    MEDIA CONTACT:
RenaissanceRe Holdings Ltd.                          Kekst and Company
Todd R. Fonner                                       David Lilly or Dawn Dover
Vice President and Treasurer                         212-521-4800
441-239-4801